Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 875-0735

PREIT Reports Third Quarter 2013 Results and Increases 2013 Guidance

Philadelphia, PA, October 28, 2013 - Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2013.

•	Same Store NOI improved by 2.1% for the quarter and 2.8% year to date

◦	Same Store NOI excluding lease termination revenue improved by 2.0% for the quarter and 3.4% year to date

•	FFO, as adjusted per share increased 4.7% for the quarter and 7.3% year to date

•	Total Portfolio Occupancy increased to 93.5%, an increase of 60 basis points over the prior year

◦	Non-Anchor Occupancy exceeded our goal of 90%, standing at 90.6%, an increase of 150 basis points

◦	Same Store mall occupancy increased to 93.4%, an increase of 50 basis points

•	Renewal spreads for leases under 10,000 square feet were 6.5% for the quarter and 5.5% year to date

•	Asset disposition program progressed with two power centers sold and two malls under contract

•	Leverage ratio under our 2013 Revolving Facility (Total Liabilities to Gross Asset Value) was reduced to 48.7%

•	Average gross rent at Same Store mall properties increased 2.5% driven by a 4.4% increase at our Premier malls

“Following the strategic objectives and goals we laid out at our 2012 investor day nearly one year ago, we have made demonstrable progress resulting in a stronger balance sheet, improved operating metrics and a higher quality portfolio,” said Joseph F. Coradino, Chief Executive Officer. “We remain focused on these objectives while concurrently looking to grow our platform by making strategic investments to acquire quality properties and improve existing assets.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarter and nine months ended September 30, 2013:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2013	2012	2013	2012
FFO	$31.2	$20.1	$79.4	$65.9
Provision for employee separation expense	—	5.0	2.3	5.8
Accelerated amortization of deferred financing costs	0.1	—	1.1	—
Loss on hedge ineffectiveness	0.7	—	3.4	—
FFO, as adjusted	$32.0	$25.1	$86.2	$71.7

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	Quarter Ended September 30,		Nine Months Ended September 30,
Per Diluted Share and OP Unit	2013	2012	2013	2012
FFO	$0.44	$0.34	$1.21	$1.13

FFO, as adjusted	$0.45	$0.43	$1.32	$1.23

The following tables set forth information regarding Net Operating Income (“NOI”) and Same Store NOI for the quarter and nine months ended September 30, 2013:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2013	2012	2013	2012
NOI	$67.6	$68.1	$204.9	$204.9
NOI from discontinued operations	(1.0)	(4.0)	(4.1)	(11.5)
NOI from acquisitions and other	(1.3)	(0.1)	(2.1)	(0.2)
Same store NOI	$65.3	$64.0	$198.7	$193.2
Lease termination revenue	(0.3)	(0.3)	(0.6)	(1.7)
Same store NOI excluding lease termination revenue	$65.0	$63.7	$198.1	$191.5

The following tables set forth information regarding net income (loss) and net income (loss) per diluted share for the quarter and nine months ended September 30, 2013:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2013	2012	2013	2012
Net income (loss)	$12.6	($12.9)	$29.4	($35.70)
Net income (loss) per diluted share	$0.12	($0.27)	$0.26	($0.70)

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended September 30, 2013:

•	Same Store NOI increased $1.3 million

•	NOI increased $1.1 million as a result of the acquisition of the 907 Market Street property in April 2013

•	NOI decreased $3.0 million as a result of the sale of five properties

•	Interest expense decreased $8.0 million from lower overall debt balances and lower average interest rates

•	General and administrative expenses decreased $0.6 million

•	Dividends on preferred shares increased $1.6 million resulting from the Series B Preferred Shares issued in October 2012

•	Employee separation expenses decreased by $5.0 million

•	Depreciation and amortization increased $4.1 million

•	Gains on sales of discontinued operations of $45.1 million

•	Impairment of assets of $30.0 million related to Chambersburg and North Hanover Malls

Primary Factors Affecting Financial Results for the Nine Months Ended September 30, 2013:

•	Same Store NOI increased $5.4 million

•	NOI increased $2.1 million from the 907 Market Street acquisition

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•	NOI decreased $7.4 million as a result of the sale of five properties

•	Interest expense decreased $18.9 million from lower overall debt balances and lower average interest rates

•	General and administrative expenses decreased $2.2 million

•	Dividends on preferred shares increased $7.7 million resulting from the Series A Preferred Shares issued in April 2012 and the Series B Preferred Shares issued in October 2012

•	Employee separation expenses decreased $3.5 million

•	Net loss on hedge ineffectiveness of $3.4 million

•	Accelerated deferred financing costs of $1.1 million

•	Depreciation and amortization increased $10.1 million

•	Gains on sales of discontinued operations of $78.4 million

•	Impairment of assets of $30.0 million related to Chambersburg and North Hanover Malls

Financing Activities

In September 2013, the Company repaid a $65.0 million mortgage loan on Wyoming Valley Mall in Wilkes-Barre, Pennsylvania and in October 2013, the Company repaid a $66.9 million mortgage loan on Exton Square Mall in Exton, Pennsylvania. Both properties are currently unencumbered.

In September 2013, the Company extended the mortgage loan on Logan Valley Mall in Altoona, Pennsylvania for one year. In connection with the extension, the Company paid down the loan by $12.0 million.

Asset Dispositions

During the quarter, in two separate transactions, the Company sold Christiana Center in Newark, Delaware and Commons at Magnolia in Florence, South Carolina for combined sales proceeds of $87.3 million, a blended capitalization rate of 6.8% and gains on sales of approximately $45.1 million.

North Hanover Mall in Hanover, Pennsylvania and Chambersburg Mall in Chambersburg, Pennsylvania are under contract for sale subject to due diligence and customary closing conditions. The contract for the sale of South Mall has been terminated.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

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	Rolling Twelve Months Ended:
	September 30, 2013	September 30, 2012
Portfolio Sales per square foot (1)	$381	$379
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	September 30, 2013	September 30, 2012
Same Store Malls:
Total including anchors	93.4%	92.9%
Total excluding anchors	90.3%	89.3%
Portfolio Total Occupancy:
Total including anchors	93.5%	92.9%
Total excluding anchors	90.6%	89.1%

2013 Outlook

The Company is revising its 2013 guidance as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO as adjusted	$1.89	$1.93
Provision for employee separation expense	(0.03)	(0.03)
Deferred financing costs and hedge ineffectiveness, net	(0.07)	(0.07)
FFO	$1.79	$1.83
Gains on sales	1.16	1.16
Impairment charges	(0.45)	(0.45)
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.21)	(2.20)
Net income attributable to PREIT common shareholders	$0.29	$0.34

The Company’s guidance does not include the effect of any additional property dispositions or acquisitions.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Daylight Time on Tuesday, October 29, 2013, to review the Company’s third quarter results and future outlook. To listen to the call, please dial (866) 524-3160 (domestic) or (412) 317-6760 (international), at least five minutes before the scheduled start time, and provide conference ID number 10033828. Investors can also access the call in a "listen only" mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through November 12, 2013 at (877) 344-7529 (domestic) or (412) 317-0088 (international), (Replay reservation code: 10033828). The online archive of the webcast will also be available for 14 days following the call.

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About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company's portfolio of 44 properties comprises 36 shopping malls, five community and power centers, and three development properties. The Company’s properties are located in 12 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 30.7 million total square feet of space. PREIT, headquartered in Philadelphia, Pennsylvania, is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months September 30, 2013 and 2012 to show the effect of the provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

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We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of or reclassified as held for sale during the periods presented.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2013 Revolving Facility; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill; potential losses on impairment of assets that we might be required to record in connection with any dispositions of assets; recent changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and

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long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties;  general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants;  our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT.  Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 8             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$70,646	$67,951	$209,990	$201,340
Expense reimbursements	33,517	30,959	95,704	91,280
Percentage rent	593	694	2,169	2,099
Lease termination revenue	336	279	579	1,691
Other real estate revenue	3,186	2,965	8,953	8,723
Real estate revenue	108,278	102,848	317,395	305,133
Other income	3,208	2,608	5,491	4,254
Total revenue	111,486	105,456	322,886	309,387
EXPENSES:
Property operating expenses:
CAM and real estate tax	(36,938)	(33,755)	(107,426)	(100,557)
Utilities	(6,954)	(6,637)	(17,213)	(17,525)
Other	(4,806)	(5,228)	(12,824)	(13,815)
Total operating expenses	(48,698)	(45,620)	(137,463)	(131,897)
Depreciation and amortization	(36,053)	(31,918)	(105,332)	(95,232)
Other expenses:
General and administrative expenses	(8,116)	(8,694)	(26,578)	(28,818)
Impairment of assets	(29,966)	—	(29,966)	—
Provision for employee separation expenses	—	(4,958)	(2,314)	(5,754)
Project costs and other expenses	(462)	(380)	(862)	(777)
Total other expenses	(38,544)	(14,032)	(59,720)	(35,349)
Interest expense, net	(23,477)	(29,996)	(78,503)	(91,531)
Total expenses	(146,772)	(121,566)	(381,018)	(354,009)
Loss before equity in income of partnerships and discontinued operations	(35,286)	(16,110)	(58,132)	(44,622)
Equity in income of partnerships	2,345	2,164	7,081	6,110
Net loss from continuing operations	(32,941)	(13,946)	(51,051)	(38,512)
Discontinued operations:
Operating results from discontinued operations	428	1,085	2,082	2,834
Gains on sales of discontinued operations	45,097	—	78,351	—
Income from discontinued operations	45,525	1,085	80,433	2,834
Net income (loss)	12,584	(12,861)	29,382	(35,678)
Less: net (income) loss attributed to noncontrolling interest	(382)	508	(1,073)	1,440
Net income (loss) attributable to Pennsylvania Real Estate Investment Trust	12,202	(12,353)	28,309	(34,238)
Less: preferred share dividends	(3,962)	(2,372)	(11,886)	(4,217)
Net income (loss) attributable to Pennsylvania Real Estate Investment Trust common shareholders	$8,240	$(14,725)	$16,423	$(38,455)
Basic and diluted net (loss) income per share - Pennsylvania Real Estate Investment Trust (1)	$0.12	$(0.27)	$0.26	$(0.70)
Weighted average number of shares outstanding for diluted EPS	67,579	55,190	62,330	55,081
 (1)For the three and nine month periods ended September 30, 2013 and 2012, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS)	Quarter Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
(In thousands)
Net income (loss)	$12,584	$(12,861)	$29,382	$(35,678)
Unrealized gain on derivatives	651	3,030	8,747	7,307
Amortization of (gains) losses of settled swaps, net	984	289	4,766	797
Total comprehensive income (loss)	14,219	(9,542)	42,895	(27,574)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(402)	375	(1,523)	1,113
Comprehensive income (loss) attributable to Pennsylvania Real Estate Investment Trust	$13,817	$(9,167)	$41,372	$(26,461)

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended September 30, 2013				Quarter Ended September 30, 2012
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$108,278	$9,980	$1,427	$119,685	$102,848	$9,668	$7,027	$119,543
Operating expenses	(48,698)	(2,971)	(443)	(52,112)	(45,620)	(2,845)	(2,983)	(51,448)
NET OPERATING INCOME	59,580	7,009	984	67,573	57,228	6,823	4,044	68,095
General and administrative expenses	(8,116)	—	—	(8,116)	(8,694)	—	—	(8,694)
Provision for employee separation expenses	—	—	—	—	(4,958)	—	—	(4,958)
Other income	3,208	—	—	3,208	2,608	—	—	2,608
Project costs and other expenses	(462)	—	—	(462)	(380)	(1)	—	(381)
Interest expense, net	(23,477)	(2,773)	(494)	(26,744)	(29,996)	(2,813)	(1,101)	(33,910)
Depreciation on non real estate assets	(253)	—	—	(253)	(256)	—	—	(256)
Preferred share dividends	(3,962)	—	—	(3,962)	(2,372)	—	—	(2,372)
FUNDS FROM OPERATIONS	26,518	4,236	490	31,244	13,180	4,009	2,943	20,132
Depreciation on real estate assets	(35,800)	(1,891)	(62)	(37,753)	(31,662)	(1,845)	(1,858)	(35,365)
Equity in income of partnerships	2,345	(2,345)	—	—	2,164	(2,164)	—	—
Impairment of assets	(29,966)	—	—	(29,966)	—	—	—	—
Operating results from discontinued operations	428	—	(428)	—	1,085	—	(1,085)	—
Gain on sales of discontinued operations	45,097	—	—	45,097	—	—	—	—
Preferred share dividends	3,962	—	—	3,962	2,372	—	—	2,372
Net income (loss)	$12,584	$—	$—	$12,584	$(12,861)	$—	$—	$(12,861)
(1)Total includes the non-cash effect of straight-line rent of $316 and $980 for the quarters ended September 30, 2013 and 2012, respectively.
Weighted average number of shares outstanding				67,579				55,190
Weighted average effect of full conversion of OP Units				2,136				2,302
Effect of common share equivalents				825				982
Total weighted average shares outstanding, including OP Units				70,540				58,474
FUNDS FROM OPERATIONS				$31,244				$20,132
Provision for employee separation expenses				—				4,958
Accelerated amortization of deferred financing costs				50				—
Loss on hedge ineffectiveness				727				—
FUNDS FROM OPERATIONS AS ADJUSTED				$32,021				$25,090
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.44				$0.34
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.45				$0.43

SAME STORE RECONCILIATION	Quarter Ended September 30,
	Same Store		Non-Same Store		Total
	2013	2012	2013	2012	2013	2012
Real estate revenue	$116,135	$112,032	$3,550	$7,511	$119,685	$119,543
Operating expenses	(50,819)	(48,058)	(1,293)	(3,390)	(52,112)	(51,448)
NET OPERATING INCOME (NOI)	$65,316	$63,974	$2,257	$4,121	$67,573	$68,095
Less: Lease termination revenue	346	279	—	60	346	339
NOI - EXCLUDING LEASE TERMINATION REVENUE	$64,970	$63,695	$2,257	$4,061	$67,227	$67,756

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
RECONCILIATION OF NOI AND FFO TO NET INCOME (LOSS)	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$317,395	$29,683	$6,221	$353,299	$305,133	$28,506	$21,048	$354,687
Operating expenses	(137,463)	(8,768)	(2,170)	(148,401)	(131,897)	(8,409)	(9,521)	(149,827)
NET OPERATING INCOME	179,932	20,915	4,051	204,898	173,236	20,097	11,527	204,860
General and administrative expenses	(26,578)	—	—	(26,578)	(28,818)	—	—	(28,818)
Provision for employee separation expenses	(2,314)	—	—	(2,314)	(5,754)	—	—	(5,754)
Other income	5,491	—	—	5,491	4,254	—	—	4,254
Project costs and other expenses	(862)	—	—	(862)	(777)	(1)	—	(778)
Interest expense, net	(78,503)	(8,305)	(1,753)	(88,561)	(91,531)	(8,449)	(3,031)	(103,011)
Depreciation on non real estate assets	(801)	—	—	(801)	(604)	—	—	(604)
Preferred share dividends	(11,886)	—	—	(11,886)	(4,217)	—	—	(4,217)
FUNDS FROM OPERATIONS	64,479	12,610	2,298	79,387	45,789	11,647	8,496	65,932
Depreciation on real estate assets	(104,531)	(5,529)	(216)	(110,276)	(94,628)	(5,537)	(5,662)	(105,827)
Equity in income of partnerships	7,081	(7,081)	—	—	6,110	(6,110)	—	—
Operating results from discontinued operations	2,082	—	(2,082)	—	2,834	—	(2,834)	—
Impairment of assets	(29,966)	—	—	(29,966)	—	—	—	—
Gain on sales of discontinued operations	78,351	—	—	78,351	—	—	—	—
Preferred share dividends	11,886	—	—	11,886	4,217	—	—	4,217
Net income (loss)	$29,382	$—	$—	$29,382	$(35,678)	$—	$—	$(35,678)
(1) Total includes the non-cash effect of straight-line rent of $1,145 and $1,233 for the nine months ended September 30, 2013 and 2012, respectively.
Weighted average number of shares outstanding				62,330				55,081
Weighted average effect of full conversion of OP Units				2,215				2,313
Effect of common share equivalents				851				1,017
Total weighted average shares outstanding, including OP Units				65,396				58,411
FUNDS FROM OPERATIONS				$79,387				$65,932
Provision for employee separation expenses				2,314				5,754
Accelerated amortization of deferred financing costs				1,076				—
Loss on hedge ineffectiveness				3,409				—
FUNDS FROM OPERATIONS AS ADJUSTED				$86,186				$71,686
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$1.21				$1.13
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$1.32				$1.23

SAME STORE RECONCILIATION	Nine Months Ended September 30,
	Same Store		Non-Same Store		Total
	2013	2012	2013	2012	2013	2012
Real estate revenue	$342,726	$332,188	$10,573	$22,499	$353,299	$354,687
Operating expenses	(144,065)	(138,972)	(4,336)	(10,855)	(148,401)	(149,827)
NET OPERATING INCOME (NOI)	$198,661	$193,216	$6,237	$11,644	$204,898	$204,860
Less: Lease termination revenue	606	1,749	35	75	641	1,824
NOI - EXCLUDING LEASE TERMINATION REVENUE	$198,055	$191,467	$6,202	$11,569	$204,257	$203,036

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	September 30, 2013	December 31, 2012
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,422,311	$3,395,681
Construction in progress	88,390	68,619
Land held for development	10,450	13,240
Total investments in real estate	3,521,151	3,477,540
Accumulated depreciation	(993,735)	(907,928)
Net investments in real estate	2,527,416	2,569,612
INVESTMENTS IN PARTNERSHIPS, at equity:	15,615	14,855
OTHER ASSETS:
Cash and cash equivalents	24,893	33,990
Tenant and other receivables (net of allowance for doubtful accounts of $14,159 and $14,042 at September 30, 2013 and December 31, 2012, respectively)	35,535	38,473
Intangible assets (net of accumulated amortization of $14,410 and $14,940 at September 30, 2013 and December 31, 2012, respectively)	9,447	8,673
Deferred costs and other assets, net	100,223	97,399
Assets held for sale	—	114,622
Total assets	2,713,129	2,877,624
LIABILITIES:
Mortgage loans	$1,538,102	$1,718,052
Term loans	—	182,000
Revolving facility	90,000	—
Tenants deposits and deferred rent	15,411	14,862
Distributions in excess of partnership investments	64,187	64,874
Fair value of derivative liabilities	1,387	9,742
Liabilities on assets held for sale	—	102,417
Accrued expenses and other liabilities	72,315	72,448
Total liabilities	1,781,402	2,164,395
EQUITY:	931,727	713,229
Total liabilities and equity	$2,713,129	$2,877,624
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